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                                                                   Exhibit 10.27

                                WILLIAM GUTTMAN
                              715 Maryland Avenue
                              Pittsburgh, PA 15232


                                 April 26, 2001


printCafe, Inc.
The Crane Building, 5th Floor
Forty 24th Street
Pittsburgh, PA 15222-4683

         Re:   Secured Promissory Note and Stock Transfers.
               --------------------------------------------

Gentlemen:

         As you are aware, the undersigned is the Borrower under that certain Secured Promissory Note ("Note") dated as of November 8, 1999, between the undersigned and Prograph Systems, Inc., a Pennsylvania corporation, the predecessor in interest to printCafe, Inc., a Delaware corporation (the "Company"), and that certain Secured Promissory Note ("Second Note") dated of even date herewith, in the principal amount of $641,582.63.

         The principal balance of the Note as of the date of this agreement, has been reduced from its original principal amount of $380,581.16 to $106,702.00. There is also interest outstanding on the Note.

         Under the Note, the Company may seek reimbursement from the undersigned for any deficiency in the event the value of shares secured by a Pledge Agreement ("Pledge Agreement") of even date with the Note, is insufficient to pay the full amount due, but only up to the sum of (i) 30% of the original principal balance of the Note, plus (ii) all interest accrued from the date of the Note to the due date. The purpose of this letter is to confirm the understanding of both the Borrower and the Company that any payments made prior to the maturity date would be applied against such reimbursement right, and, therefore, the substantial payments made to date have extinguished Borrower's personal liability thereunder.

         The Pledge Agreement is being amended by that certain Amendment to Pledge Agreement of even date to include a reference to the Second Note, as defined therein, and to release shares of Common Stock pledged thereunder because the Company is currently oversecured.

         Therefore, the parties acknowledge and confirm that, notwithstanding any provision to the contrary in the Note or any other loan document evidencing or securing payment of the Note, Borrower is not personally liable for the payment of any portion of the remaining indebtedness evidenced by the Note or any other documents securing the loan. The Company's sole recourse will be to the shares pledged under that certain Pledge Agreement, as amended by the Amendment to Pledge Agreement, as the same may be amended from time to time.




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PrintCafe
April 26, 2001
Page 2

         Further, the parties have entered into an Option Agreement of even date pursuant to which the Company has the right to purchase certain shares from Borrower under the terms of a Stock Purchase Agreement attached as an exhibit to the Option Agreement. The parties hereto acknowledge that, in the event the Company does not exercise its option to purchase shares of Common Stock under the Option Agreement and also fails to foreclose on the Second Note within fifteen (15) days of the maturity date of the Second Note. Borrower shall have the right to put the 427,722 shares securing the Second Note referenced in the Amendment to Pledge Agreement (including the right to cause the Company to convert Series A Preferred Stock to Common Stock and substitute the same for Common Stock subject to the pledge) to the Company in complete satisfaction of any and all obligations under the Second Note.

         By executing a duplicate original of this letter, the undersigned are confirming the authority of the Company to be bound by the interpretation set forth in this letter.

         In addition, pursuant to the transactions being undertaken by the Parties in connection with this agreement, and in reliance thereon, Company agrees to promptly re-title certain shares of stock held in trusts established by Borrower upon Borrower's forwarding appropriate documents to Company authorizing the same.

         In the event the Company brings suit or otherwise institutes any action against Borrower seeking an interpretation that the Note remains recourse to Borrower, Borrower is entitled to recover all of his reasonable professional fees (including attorneys' fees) in connection with such suit or action.

         Please confirm the above by executing and returning to the undersigned the duplicate original letter enclosed herewith.




                                        Very truly yours,

                                        /s/ William Guttman

                                        WILLIAM GUTTMAN

cc:  David L. Keligian, Esq.
     Sheila M. Muldoon, Esq.


ACKNOWLEDGED AND CONFIRMED:

printCafe, Inc., a Delaware corporation

By:  /s/ Marc D. Olin
    ---------------------------
       Marc Olin, President

Date:  April 26, 2001
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